Exhibit 10.20

Confidential

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

CONSENT AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This CONSENT AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of September 18, 2024 (the “Effective Date”), is made and entered into by and among Knowles Corporation, a Delaware corporation (“Knowles”), Syntiant Corp., a Delaware corporation (“Syntiant”), and Sony Electronics Inc., a Delaware corporation (“Sony”).

W I T N E S S E T H:

WHEREAS, Knowles and Sony, and/or certain of their Affiliates (as such are defined in the respective Sony Supply Agreements set forth below), are party to the following agreements: Purchase Commitment Agreement, dated October 10, 2022, as amended (“Purchase Commitment Agreement”); Foundry Production Agreement, dated January 1, 2012, as amended (“Foundry Production Agreement”); Equipment Loan Agreement, dated April 1, 2024; and Consignment Agreement, dated October 1, 2009, as amended (each of the foregoing, a “Sony Supply Agreement”, and together, the “Sony Supply Agreements”);

WHEREAS, Knowles and Sony are also parties to that certain Settlement Agreement, dated November 4, 2022 (“Settlement Agreement”);

WHEREAS, reference is made to that certain Purchase and Sale Agreement by and between Knowles and Syntiant, pursuant to which Syntiant shall purchase certain assets of Knowles related to Knowles’ consumer MEMS microphones business (the “Transaction”); and

WHEREAS, in connection with the Transaction, Knowles desires to transfer and assign to Syntiant all right, title and interest in and to the Sony Supply Agreements, and Syntiant desires to accept all such right, title and interest in and to, and obligations under, the Sony Supply Agreements on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Knowles, Syntiant, and Sony hereby agree as follows:

1.
Sony Consent. Knowles and Syntiant hereby represent and warrant that each has disclosed to Sony all information relating to the Transaction to the best of their knowledge, including information from the due diligence for the Transaction, which may adversely affect Sony’s rights and obligations under the Sony Supply Agreements and this Agreement. Sony, on behalf of itself and its affiliates, hereby consents to the Transaction and the assignment of the Sony Supply Agreements to Syntiant and waives any right to terminate or modify the Sony Supply Agreements or any transfer restrictions thereunder in connection with the Transaction; provided, however, that if the closing of the Transaction (“Closing”) does not occur on or prior to the date that is the twelve (12) month anniversary of the Effective Date of this Agreement, this Agreement and Sony’s consent and waiver will be void ab initio, of no further force or effect, and Knowles will remain party to the Sony Supply Agreements, which will remain in place in accordance with their respective terms and Knowles shall remain fully liable under the Sony Supply Agreement should the Closing not occur for any reason. Further, subject to such representation and warranty, Sony hereby: (a) acknowledges and agrees that the Transaction will not constitute a default under or breach of, or give rise to any penalties or other payments under, the Sony Supply Agreements; (b) confirms that, as of the Effective Date, Sony is not aware of any defaults or breaches by Knowles under the Sony Supply Agreements and that the Sony Supply Agreements will continue in full force and effect in accordance with their terms following the consummation of the Transaction; (c) waives any and all other notice or procedural requirements set forth in the Sony Supply Agreements, if any, with respect to the Transaction; and (d) agrees to keep this Agreement and its contents confidential. Knowles and Syntiant shall notify Sony as soon as reasonably practicable if (i) the Closing successfully occurs, or (ii) Knowles and Syntiant agreed that it is obvious that the Closing will not occur by the twelve (12) month anniversary of the Effective Date of this Agreement.

Upon inquiry, Knowles and Syntiant shall notify Sony of the status of the Transaction as soon as reasonably practicable.

2.
Assignment and Assumption. Effective as of and contingent upon the Closing: (a) Knowles hereby transfers and assigns to Syntiant all right, title and interest, and Syntiant hereby accepts all such right, title and interest, in and to the Sony Supply Agreements; and (b) Syntiant hereby assumes and agrees to pay, perform and discharge, as and when due, any obligations and liabilities arising out of the Sony Supply Agreements (except for any liabilities relating to Knowles’ Retained Businesses), including, (x) the minimum volume purchase obligations set forth in the Purchase Commitment Agreement (the “Volume Purchase Obligation”) and (y) the obligation to make payments to Sony totaling $38.3 million USD between April 1, 2026 and March 31, 2027 pursuant to the Purchase Commitment Agreement (the “FY26 Payment Commitment”). For the avoidance of doubt, Knowles’ Retained Businesses means any business conducted by Knowles after giving effect to the Closing of the Transaction. Upon inquiry from Sony, Knowles shall inform Sony of the scope of then Knowles’ Retained Businesses as soon as reasonably practicable.
3.
Settlement Agreement. Notwithstanding the assignment and assumption with respect to the Sony Supply Agreements set forth in Section 2 hereof, Knowles shall retain all rights and obligations under the Settlement Agreement, including, for the avoidance of doubt, the obligation to make payments to Sony through March 31, 2026.
4.
Knowles’ Purchase Rights; Third‑Party Beneficiary Rights.
(a)
Notwithstanding the exclusivity provision in Sections 2.2 and 17.2 of the Foundry Production Agreement: (a) the parties hereto acknowledge and agree that Sony shall be permitted to and shall continue to manufacture and sell Products (as defined in the Foundry Production Agreement) for and to Knowles for Knowles’ Retained Businesses pursuant to the Sony Supply Agreements (including any modifications or improvements to such Products) following the assignment of the Sony Supply Agreements to Syntiant; and (b) Knowles shall have the right to continue to purchase Products directly from Sony under the Sony Supply Agreements pursuant to purchase orders between Knowles and Sony, and any such purchase orders placed and related payments made by Knowles will count towards (i) the Volume Purchase Obligation; and (ii) the FY26 Payment Commitment, in each case, for the benefit of Syntiant. Further, Sony shall continue to supply Products to

Knowles at the prices offered by Sony for the same Products sold to Syntiant under the Sony Supply Agreements on the terms and conditions set forth in the Sony Supply Agreements. Syntiant agrees Sony may share prices and processing improvements and related commercial and operational details for the Products with Knowles and agrees that such disclosure will not constitute a breach of the Sony Supply Agreements.
(b)
Solely for purposes of purchase orders between Knowles and Sony, Knowles is a third‑party beneficiary of the Sony Supply Agreements and is entitled to the rights and benefits thereunder and may enforce the provisions thereof, in each case, solely with respect to such purchase orders, as if it were a party to the Sony Supply Agreements. With respect to all Knowles’ purchase rights and third‑party beneficiary rights stipulated in this Section, Sony is entitled to all rights under the Sony Supply Agreements and may enforce the provisions thereof directly against Knowles.
(c)
With respect to the first sentence of Section 17.2 of the Foundry Production Agreement, Sony will not manufacture MEMS wafers that are used in single or multi‑function MEMS microphones except for use by Knowles and Syntiant, unless it is mutually agreed upon, in writing, by Sony, Knowles and Syntiant. Knowles and Syntiant shall discuss with Sony, in good faith, the quantity of wafers to be purchased from Sony after March 31, 2027.
5.
Parties’ Breach. Effective as of and contingent upon the Closing, Syntiant shall be solely responsible for any breach of the Sony Supply Agreements; provided that, to the extent a breach is related to Knowles’ purchase of, payment for and/or storage of Products pursuant to Section 4 hereof, Knowles shall be solely responsible for such breach.
6.
Parties’ Rights to Cure.
(a)
From the Closing through March 31, 2027, Knowles shall have the right, but not the obligation, to cure any breach or default by Syntiant of the liabilities assumed pursuant to Section 2(b) which adversely impacts Knowles’ ability and/or cost to procure Products, in addition to Syntiant’s right to cure. In the event of any such breach or default by Syntiant, Sony shall provide Knowles with prompt written notice (and in any event concurrently with any written notice of breach or default provided to Syntiant) and Sony shall first seek to remedy such breach or default directly with Syntiant, and if after thirty (30) days with good faith efforts, Sony is unsuccessful in remedying such breach or default, Sony shall provide Knowles with a reasonable opportunity to cure any such breach or default by Syntiant. A breach or default by Syntiant set forth in this Section shall not constitute a breach of Sony Supply Agreements or this Agreement to the extent that Knowles cures such breach or default within ninety (90) days after Sony notifies Knowles that it is provided such opportunity to cure pursuant to this Section.

(b)
From the Closing through March 31, 2026, Syntiant shall have the right, but not the obligation, to cure any breach or default by Knowles of its obligations retained pursuant to Section 3, which adversely impacts Syntiant’s ability and/or cost to procure Products, in addition to Knowles’ right to cure. In the event of a breach or default by Knowles of any such obligations, Sony shall provide Syntiant with prompt written notice (and in any event concurrently with any written notice of breach or default provided to Knowles) and a reasonable opportunity to cure any such breach or default by Knowles.
(c)
If there is ambiguity as to whom (e.g., Knowles or Syntiant) Sony may exercise its rights relating to the Sony Supply Agreements or this Agreement (including, but not limited to, claims of unsettled amounts for Products or remedy for breach of contract), Sony shall have the right to exercise such rights against Knowles and Knowles shall be responsible for it.
(d)
If Knowles breaches any obligation under Section 6(c), Sony may suspend all obligations to Knowles under Section 4 until such breach is remedied to the reasonable satisfaction of Sony. If Knowles fails to remedy such breach to the reasonable satisfaction of Sony within thirty (30) days from the suspension, Sony may at its sole discretion terminate Knowles’s right to purchase and Sony’s obligation to supply Knowles with Products under Section 4 in accordance with the Sony Supply Agreements without responsibility to Knowles and Syntiant and without prejudice to any right or remedy of Sony.
7.
Intellectual Property.
(a)
Knowles hereby grants to Sony an irrevocable, royalty‑free, worldwide, non‑exclusive license to use the intellectual property in the Products (as defined in the Foundry Production Agreement) and the manufacturing workflow describing fabrication on the Products (“Process Flow”, and, collectively with Products, the “Product IP”) and all improvements thereto solely for the manufacture of Products for Syntiant and Knowles. In connection with the Transaction, Knowles is transferring to Syntiant all tooling owned by Knowles related to Sony’s manufacture of Products under the Sony Supply Agreements. Syntiant hereby grants to Sony an irrevocable, royalty‑free, worldwide, non‑exclusive license to use such tooling and improvements thereto as required for the production of Products for Syntiant and Knowles. For the avoidance of doubt, Products, as used herein, includes all those products and wafers designed by or for Knowles or Syntiant, which Sony manufactures under Sony Supply Agreements after the Closing. The foregoing license shall apply to Sony Semiconductor Solutions Corporation and any entity that is controlled by, directly or indirectly by Sony Semiconductor Solutions Corporation.
(b)
Effective from the effective date of the Foundry Production Agreement, Section 11.3 of the Foundry Production Agreement shall be deleted and replaced with the following:

To support the manufacture of Products as contemplated herein, the parties may from time to time pursue, engage and collaborate to develop wafer fabrication process technology under a separate written joint development agreement (“Joint Development”). If a Patent is issued to Sony for a jointly developed invention arising out of such Joint Development, Sony shall grant Customer and its Affiliates a fully‑paid‑up, royalty‑free, non‑exclusive, non‑transferable, worldwide license (without the right to sublicense) under such Patent to make, have made, use, sell, offer for sale, import, export and otherwise exploit products and services and any improvements thereto in the Customer Field of Use. As used herein, the term “Customer Field of Use” means all consumer products containing acoustic devices, including mobile phones; portable audio and video devices; portable digital assistants; smart phones; digital cameras (still and video); web cams (both installed base and accessories); portable audio players (by way of example, MP3 players and the Apple iPod); notebooks, tablets, personal computers and personal computer accessories; headsets and headgear; professional audio; military applications; and hearing instruments, including hearing aids, personal listening devices and monitors.

8.
Termination Notice. Sony shall provide Knowles prompt written notice in the event (a) Syntiant provides notice to Sony of Syntiant’s intent to terminate for any reason under any Sony Supply Agreement and/or (b) Sony provides notice to Syntiant of Sony’s intent to terminate any Sony Supply Agreement for any reason. For the avoidance of doubt, subject to Knowles right to cure as set forth in Section 6(a) if relevant, if any Sony Supply Agreement is terminated between Sony and Syntiant after the Closing, Knowles’s right to purchase and Sony’s obligation to supply Knowles with Products under Section 4 in accordance with such Sony Supply Agreement shall be terminated.
9.
Operational Guidelines. Knowles and Syntiant shall adopt operational guidelines in consultation with Sony including:
(a)
A standard set of quality rules and shall designate a representative who shall be the single point of contact with Sony with respect to process changes.
(b)
Knowles and Syntiant agree to conduct joint quality, environmental and supplier audits.
(c)
Syntiant shall continue to maintain one resident engineer at Sony’s facilities.
(d)
Knowles and Syntiant shall use the current systematic ordering process with monthly joint review on prioritizations between three‑party engineering teams.
10.
Notices. All notices and other communications under this Agreement shall be in writing and shall be by email with PDF attachment, courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party hereto in accordance with this Section 10:

If to Knowles, to:

Knowles Corporation
1151 Maplewood Drive
Itasca, IL 60143

Attention: Robert Perna, Senior Vice President, General Counsel & Secretary

Email: [***]

with a copy, which shall not constitute notice, to:
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention: Paul L. Choi; Jonathan A. Blackburn
Email: [***]

If to Syntiant, to:

Syntiant Corp.
7555 Irvine Center Drive, Suite 200
Irvine, CA 92618
Attention: Robert M. Saman, VP & General Counsel
Email: [***]

with a copy, which shall not constitute notice, to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Benjamin A. Potter; Nima J. Movahedi
Email: [***]

If to Sony, to:

Sony Electronics Inc.
Attn: Law Department
1730 N. First Street
San Jose, CA 95112

With a copy to:

Sony Electronics Inc.
Attn: Law Department
16535 Via Esprillo
San Diego, CA 92127

Sony Semiconductor Solutions Corporation
Attention: Abe Hidetaka
Email: [***]

All notices and communications under this Agreement made by one party must be provided to all of the other parties to this Agreement even if the notice is only directed to one of the other parties to this Agreement. All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when received by a recipient, if sent by email with delivery confirmation thereof, or (iii) one (1) Business Day following sending within the United States by overnight delivery via commercial one‑day overnight courier service.

11.
Amendment and Waiver.
(a)
This Agreement may be amended, modified or supplemented only in a writing signed by each of the parties hereto. Any provision of this Agreement may be waived only in a writing signed by the parties hereto granting such waiver.
(b)
No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing among the parties hereto shall be effective to amend, modify, supplement or waive any provision of this Agreement.
12.
Entire Agreement. This Agreement, together with the Sony Supply Agreements and the Settlement Agreement, constitute the entire understanding among all the parties hereto with respect to the subject matter hereof and supersedes all other understandings and negotiations with respect thereto. If there is a conflict between this Agreement and any of the Sony Supply Agreements or the Settlement Agreement, this Agreement shall control.
13.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
14.
Severability. If any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any situation in any jurisdiction, then, to the extent that the economic and legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any of the parties hereto, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and the enforceability and validity of the offending term or provision shall not be affected in any other situation or jurisdiction.
15.
Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the Effective Date.

KNOWLES CORPORATION

By:	/s/ Daniel J. Giesecke
Name: Daniel J. Giesecke
Title: Senior Vice President & Chief Operating Officer

SYNTIANT CORP.

By:
Name:
Title:

SONY ELECTRONICS INC.

By:	/s/ Fumiaki Abe
Name: Fumiaki Abe
Title: President, SONY ELECTRONICS INC.
Acting through its Sony Semiconductor Solutions America Division

[Signature Page to Consent and Assignment and Assumption Agreement (Sony)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the Effective Date.

KNOWLES CORPORATION

By:
Name:
Title:

SYNTIANT CORP.

By:	/s/ Kurt F. Busch
Name: Kurt F. Busch
Title: Chief Executive Officer

SONY ELECTRONICS INC.

By:
Name:
Title:

[Signature Page to Consent and Assignment and Assumption Agreement (Sony)]